Exhibit 4.3(f)
LANVISION SYSTEMS, INC.

FIFTH AMMENDMENT TO THE LOAN AND SECURITY AGREEMENT BETWEEN THE HILLSTREET FUND L.P. AND LANVISION SYSTEMS, INC.

                        FIFTH AMENDMENT TO LOAN AGREEMENT



         THIS FIFTH AMENDMENT TO LOAN AGREEMENT ("Amendment") is executed pursuant to and made a part of the Loan and Security Agreement dated July 17, 1998, by and between LANVISION SYSTEMS, INC., a Delaware corporation ("Borrower"), and THE HILLSTREET FUND, L.P., a Delaware limited partnership ("Lender"), as amended by letter agreements dated March 18, 1999, April 12, 1999, September 14, 1999 and Amendment Number 1, dated November 25, 1998, an Amendment dated February 11, 2000, Amendment Number 3, dated September 5, 2000 and Amendment Number 4, dated April 2, 2001( as amended, the "Loan Agreement").


         WHEREAS, Borrower and Lender wish to further amend the Loan Agreement in accordance with the terms and provisions hereof.

         NOW, THEREFORE, the parties agree as follows:


        1. AMENDMENTS TO LOAN AGREEMENT. The following amendments shall be made to the terms of the Loan Agreement:

            (a) MINIMUM REVENUES AND EBIT. Section 6.4 of the Loan Agreement
                shall be amended in its entirety to read as follows:

                "Section 6.4 MINIMUM REVENUES AND EBIT.

                    (a) MINIMUM REVENUES. On each of the Computation Dates set forth below, the Borrower shall not permit the total cumulative revenues (calculated for the period of time beginning on February 1, 2002 through such Computation
                        Date) to be less than the minimum amount set forth bellow:

                                              1.                  MINIMUM
                      COMPUTATION DATE                      CUMULATIVE REVENUES
                      ----------------                      -------------------

                      April 30, 2002                             $2,000,000

                      July 31, 2002                              $4,800,000

                      October 31, 2002                           $8,000,000

                      January 31, 2003                          $11,500,000


                    (b) MINIMUM EBIT. On each Computation date set forth below, the Borrower shall not permit the total Cumulative EBIT (calculated for the period of time beginning on February 1, 2002 through such Computation Date) to be less than the minimum amount set forth below:


2.              MINIMUM

                      COMPUTATION DATE                          CUMULATIVE EBIT
                      ----------------                          ---------------

                      April 30, 2002                             $ (200,000)

                      July 31, 2002                                $300,000

                      October 31, 2002                           $1,300,000

                      January 31, 2003                           $2,300,000


                    (c) NET WORTH. Section 6.5 of the Loan Agreement shall be
                        amended in its entirety to read as follows:

                      "Section 6.5 NET WORTH. "On each of the Computation Dates set forth below, the Borrower shall not permit the Net Worth to be less than the minimum amount set forth below:

                                                           3.     MINIMUM
                      COMPUTATION DATE                           NET WORTH
                      ----------------                           ---------

                      April 30, 2002                             $2,000,000

                      July 31, 2002                              $2,500,000

                      October 31, 2002                           $3,000,000

                      January 31, 2003                           $3,500,000


     Borrower and Lender shall amend this Agreement on or before February 28, 2003, to provide covenant compliance (at minimum levels acceptable to Lender) under Section 6.4(a), 6.4 (b) and 6.5 for April 30, 2003, and each Computation date thereafter. If Borrower and Lender do not agree to amendments to such sections, the Borrower shall be deemed to be in default under the terms of these sections."

3.1 Section 6.7 of the Loan Agreement shall be amended in its entirety to read as follows:

                  "Section 6.7 MINIMUM CASH AND INVESTMENTS. The Borrower shall at all times, after the payment of the Additional Special Payment in accordance with Section 2.12 as amended below, maintain on its balance sheet total cash and investments (as described in Section 6.10(b)) of at least Four Million Eight Hundred Thousand and 00/100 Dollars ($4,800,000.00)."

            (b) Section 2 of the Loan Agreement shall be amended to add the following:

                  "Section 2.12 ADDITIONAL SPECIAL PAYMENT. Borrower has accrued on its balance sheet at January 31, 2002 the sum of Two Million Two Hundred Thirty-nine Thousand, Seven Hundred Ninety-eight and 00/100 Dollars ($2,239,798.00) (after giving effect to two Special Payments made by Borrower pursuant to the Third and Fourth Amendments to the Loan Agreement) as a liability to Lender, representing the amount of the additional fee accrued through January 31, 2002 to guarantee Lender a minimum compounded annual internal rate of return of twenty-five percent (25%) at maturity on July 31, 2004 pursuant to Section 2.3(c) of the Loan Agreement (the "Yield Guarantee at Maturity"). Borrower has agreed to pay to Lender the sum of Five Hundred Thousand and 00/100 Dollars

                  ($500,000.00) of such accrued amount contemporaneously with the execution of this Fifth Amendment, March 13, 2002 (the "Special Payment Three"). Accordingly, upon payment in full of the Term Loan, Lender agrees to credit against the amount of the Yield Guarantee at Maturity due Lender an amount equal to the future value of Five Hundred Thousand and 00/100 Dollars ($500,000.00), compounded at an assumed interest rate of six percent (6%) per annum from the date hereof to the date of payment of the Term Loan. The amount so computed is referred to as the "Future Credit Amount." For example, if the Loan is paid in full at maturity on July 31, 2004, the Future Credit Amount shall be equal to Five Hundred Seventy-two Thousand and 34/100 Dollars ($572,000.34). Notwithstanding this Special Payment Three of Five Hundred Thousand and 00/100 Dollars ($500,000.00), Borrower shall be liable to Lender for the full amount of the Yield Guarantee at Maturity as if this Special Payment Three had not been made, and will continue to accrue an amount to satisfy such Yield Guarantee at Maturity on a monthly basis as if this Special Payment Three had not been made."

            2. REAFFIRMATION OF COVENANTS, REPRESENTATIONS AND WARRANTIES. Borrower hereby agrees and covenants that all representations and warranties in the Loan Agreement including, without limitation, all of those representations and warranties set forth in Article 4, are true and accurate as of the date hereof. Borrower further reaffirms all covenants in the Loan Agreement and reaffirms each of the covenants set forth in Articles 5 & 6 thereof, as if fully set forth herein, except to the extent modified by this agreement.

                      IN WITNESS WHEREOF, the parties hereto have executed this
                  Amendment to Loan Agreement as of the 13th day of March 2002.


                 LENDER:                                  BORROWER:

         THE HILLSTREET FUND, L.P.                  LANVISION SYSTEMS, INC.


         By :     HillStreet Capital, Inc.          By: /s/ J. BrianPatsy
                                                        -----------------------
         Its:     Investment Manager                    J. Brian Patsy
                                                        Chief Executive Officer

         By:  /s/ Christian L. Meininger
            -----------------------------
         Christian L. Meininger, President

         Date:     3/13/02                              Date:      3/13/02
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